Exhibit 10.1

promissory note

THIS NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED PURSUANT TO THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Unless permitted by securities legislation, the holder of this security must not trade the security before February 15, 2022.

October 14, 2021	$1,000,000

Rare Element Resources Ltd., a company incorporated under the laws of the Province of British Columbia (the “Borrower”), hereby promises to pay to the order of Synchron, a California corporation (the “Lender”), the principal sum of ONE MILLION DOLLARS ($1,000,000), together with interest thereon calculated in accordance with the provisions of this Note. Capitalized terms used in this Note and not otherwise defined herein shall have the respective meanings specified in the Investment Agreement entered into as of October 2, 2017 by and between the Borrower and the Lender (as amended from time to time, the “Investment Agreement”). All amounts stated herein are in U.S. dollars.

1.Interest. Interest shall accrue from and including the date hereof at a rate equal to eight percent (8%) per annum (the “Interest Rate”) on the unpaid principal balance of this Note then outstanding. Accrued interest on this Note shall be due and payable in dollars on the Maturity Date (as defined below). The amount of interest payable for any period shall be calculated by multiplying (1) the unpaid principal balance of this Note outstanding during such period by the result of (2) multiplying (a) the rate of interest per annum in respect of this Note by (b) the quotient of the actual number of days in the relevant period divided by 365, and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). In the event that the Borrower is unable to pay the accrued interest on this Note on the Maturity Date (as defined in Section 2(a)), then the interest due and payable on the Maturity Date shall be paid in kind by adding such accrued interest to the then outstanding principal amount of this Note, which capitalized interest thereafter shall constitute outstanding principal for all purposes hereunder.
2.Principal.
(a)Maturity Date. On or before the date (the “Maturity Date”) that is the earlier of (i) October 1, 2022 or (ii) the date of consummation of an equity financing pursuant to which the Borrower issues and sells its Common Shares for aggregate gross proceeds of at least $25,000,000 (the “Equity Financing”), the Borrower shall pay the entire unpaid principal amount of this Note then outstanding to the Lender, together with all accrued and unpaid interest thereon.
(b)Optional Prepayments. The Borrower may, at its option, prepay all, or any part of, the unpaid principal amount of this Note (including any capitalized interest) then outstanding prior to the Maturity Date by paying to the Lender an amount equal to the principal amount of this Note to be prepaid, plus all accrued but unpaid interest thereon through and including the prepayment date. The Borrower will give the Lender written notice of each optional prepayment under this Section 2(b) not less than three (3) Business Days prior to the date fixed for such prepayment (unless such notice is waived by the Lender). Each such notice shall specify such date (which shall be a Business Day), the portion of the unpaid principal amount of this Note then outstanding to be prepaid on such date, and interest to be paid on the prepayment date with respect to such principal amount being prepaid.

(c)Application of Principal Payments and Reductions. All payments and prepayments of principal on this Note and all principal reductions effected in accordance with the terms of this Note shall be applied first to any outstanding interest owed under this Note and second to the unpaid principal balance of this Note.
3.Representations, Warranties and Covenants. The Borrower hereby represents, warrants, and covenants to the Lender, as of the date hereof, as follows:
(a)Organization and Good Standing. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia, with the requisite power and capacity to own and use its properties and assets and to carry on its business as currently conducted. The Borrower is not in violation nor default of any of the provisions of its organizational or charter documents. The Borrower is duly qualified to conduct business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned, leased or licensed or otherwise held by it makes such qualification necessary in all material respects and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(b)Corporate Power. The Borrower has all requisite corporate power and capacity to execute and deliver the Note and to carry out and perform its obligations under the terms of this Note.
(c)Authorization. The Borrower has the requisite corporate power and capacity to enter into this Note and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution and delivery of this Note by the Borrower and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Borrower and no further action is required by the Borrower, the Board of Directors or the Borrower’s shareholders in connection herewith. This Note, when executed and delivered by the Borrower, shall constitute valid and binding obligations of the Borrower enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, equitable principles, and, with respect to rights to indemnity, subject to federal and state securities laws.
(d)No Conflicts. The execution, delivery and performance by the Borrower of this Note and the consummation by it of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of the Borrower’s organizational or charter documents, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Borrower debt or otherwise) to which the Borrower is a party or by which any property or asset of the Borrower is bound or affected, or (c) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower is subject (including U.S. federal securities laws and regulations), or by which any property or asset of the Borrower is bound or affected; except in the case of clause (c), such as could not be reasonably expected to result in a Material Adverse Effect.
(e)Litigation. There is no material claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Borrower’s knowledge, currently threatened in writing (i) against the Borrower that could materially adversely impact the Borrower’s ability to perform in any material respect on a timely basis its obligations under this Note, or (ii) that questions the validity of this Note or the right of the Borrower to enter into this Note, or to consummate the transactions contemplated by this Note.

(f)Registration Rights. The Borrower confirms and agrees that any Common Shares that may be acquired by the Lender from time to time shall be Registrable Securities pursuant to the definition of “Registrable Securities” set forth in the Investment Agreement and subject to substantially similar registration rights as the Acquired Shares and the Option Shares.
(g)Reliance by Lender. The Borrower understands that the representations, warranties, covenants and acknowledgements set forth in this Section 3 constitute a material inducement to the Lender entering into this Note.
(h)Affirmative Covenants. So long as any obligations under this Note shall remain outstanding or unpaid, the Borrower will:
(i)use the proceeds of this Note solely for fees and expenses incurred in connection with the Equity Financing, the permitting, engineering, construction and operation of a rare earth separation and processing demonstration plant near the Borrower’s Bear Lodge rare earth elements project and other general corporate purposes;
(ii)treat this Note as debt for United States federal income tax purposes that is not a contingent payment debt instrument within the meaning of Treasury Regulations Section 1.1275-4 and shall file all tax returns consistent with such treatment; and
(iii)use commercially reasonable efforts to consummate the Equity Financing.
(i)Negative Covenants. So long as any obligations under this Note shall remain outstanding or unpaid, the Borrower will not, without the prior written consent of the Lender:
(i)create or suffer to exist any lien upon or with respect to any of its assets or properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any indebtedness of any person other than liens for current taxes not yet due and payable, banker’s liens, and any statutory liens (such as carrier’s, warehousemen’s and mechanic’s liens) arising in the ordinary course of business by operation of law;
(ii)create or suffer to exist any other indebtedness other than trade payables and other unsecured debt incurred in the ordinary course of business;
(iii)declare or pay any dividends, purchase or otherwise acquire for value any of its Equity Securities now or hereafter outstanding, or make any distribution of assets to its shareholders as such;
(iv)consolidate with or merge into any other corporation or entity;
(v)convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any material part of its business, property or assets outside the ordinary course of business, whether now owned or hereafter acquired; and
(vi)engage in any business other than the businesses engaged in by the Borrower on the date hereof and similar or related businesses.

4.Events of Default; Remedies.
(a)Events of Default. The term “Event of Default” as used herein means the occurrence or happening, at any time and from time to time, of any of the following:
(i)the failure of the Borrower to pay when due and payable the full amount of any principal payment or interest payment on this Note;
(ii)the Borrower’s breach or violation of any other covenant, agreement or condition under this Note, which breach or violation is not cured within ten (10) days after the occurrence thereof;
(iii)the Borrower admits in writing its inability to pay its debts as they become due (it being understood that any writing by the Borrower regarding a determination of the Borrower or its management that there is substantial doubt about the Borrower’s ability to continue as a going concern shall not be deemed an Event of Default);
(iv)the Borrower makes a general assignment for the benefit of creditors;
(v)the Borrower commences any case or other proceeding seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of its corporate structure or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any part of its property, or shall take any action to authorize any of the foregoing;
(vi)any case or proceeding is commenced against the Borrower to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of its structure or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking other similar official relief for it or any part of its property, and such case or proceeding (x) results in the entry of an order for relief against it which is not fully stayed within sixty (60) days after the entry thereof or (y) is not dismissed within sixty (60) days of commencement;
(vii)the Borrower’s breach or violation of any material representation, warranty or covenant, agreement or condition under this Note, which breach or violation is not cured within ten (10) days after the occurrence thereof; or
(viii)any default on any uncontested liabilities of the Borrower in the aggregate in excess of $100,000 which default continues for at least fifteen (15) days following such default.
(b)Remedies. Upon the occurrence of an Event of Default, the Lender may declare all or any portion of the unpaid principal and accrued interest under this Note (the “Obligations”) to be immediately due and payable (provided, however, that if an Event of Default specified in clauses (iii) through (vi) of Section 4(a) occurs, the entire unpaid Obligations shall forthwith automatically become and be immediately due and payable without any declaration or other act on the part of the Lender). If an Event of Default has occurred and is continuing, (i) interest will accrue at the then applicable Interest Rate plus two percent (2%) per annum on any principal amount then outstanding until all Obligations are paid in full, and (ii) the Lender shall be entitled to exercise any other rights, remedies, powers and privileges which it may have under any contract or agreement at any time and any other rights, remedies, powers and privileges which the Lender may have pursuant to applicable law.

5.Amendment or Waiver. This Note may only be amended by mutual written agreement. The Borrower may not perform any act herein prohibited, or omit to perform any act herein required to be performed, without the written consent of the Lender.
6.Cancellation. Immediately after all unpaid Obligations have been paid in full, this Note shall be automatically canceled and the Lender shall immediately surrender this Note to the Borrower for cancellation. After cancellation of this Note, this Note shall not be reissued.
7.Assignment. The rights and obligations of the Borrower and the Lender shall be binding upon and benefit the successors and permitted assigns and transferees of the Borrower and the Lender, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender. The Lender shall have the right to assign its rights and obligations under this Note to a transferee without the consent of the Borrower upon the provision of written notice of such assignment to the Borrower. In the event of any permitted assignment hereunder, the Lender shall surrender this Note to the Borrower and the Borrower shall issue one or more new notes reflecting such assignment but otherwise containing the same terms as this Note (or any replacement thereof) to each new lender (and, in the case of a partial assignment, to the assigning Lender). The Borrower shall maintain at its address a register, in a manner necessary to establish that the Obligations under this Note are in registered form pursuant to Treasury Regulations Section 5f.103-1(c)(1)(ii), by book entry of the interests of the Lender under this Note, and any assignment of any such interest if the Borrower has received notice of such assignment from the assignor, which shall include (a) the name and address of the Lender, (b) the amount of any principal or interest owing to the Lender, and (c) the name and address of the assignee.
8.Place of Payments. Payments of principal and interest shall be delivered as directed by prior written notice by the Lender to the Borrower or, if not specified by the Lender, then to the Lender, at the address of the Lender specified in Section 6.4 of the Investment Agreement.
9.Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the parties hereto agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against such party or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and U.S. federal courts sitting in the City of New York. Each party thereto hereby irrevocably submits to the exclusive jurisdiction of the state and U.S. federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.
10.Waiver of Jury Trial. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY, THE PARTIES HERETO EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT

PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.
11.Costs and Expenses. If an action is instituted to collect this Note or enforce the Lender’s rights hereunder, the Borrower shall pay all costs and expenses (including reasonable attorneys’ fees) incurred in connection with such action by the Lender.
12.New Note. Upon receipt of an affidavit from the Lender in customary form of the loss, theft, destruction or mutilation of this Note, the Borrower will issue a new promissory note, of like tenor and amount and dated the original date of this Note, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Lender thereof agrees to indemnify and hold harmless the Borrower in respect of any such lost, stolen, destroyed or mutilated Note.
13.Business Days and Payments. If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment shall be due and payable on the immediately following Business Day. All payments shall be made under this Note in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

14.Counterparts; Electronic Mail Execution. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note. The words “execution,” “signed,” “signature” and words of like import in this Note shall be deemed to include electronic signatures, signatures exchanged by electronic transmission, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that the Lender may request, and upon any such request the Borrower shall be obligated to provide, manually executed “wet ink” signatures to this Note.

* * * * *

IN WITNESS WHEREOF, each of the Borrower and the Lender has executed and delivered this Promissory Note on the date first above written.

BORROWER:

RARE ELEMENT RESOURCES LTD.

By: /s/Randall Scott

Name: Randall J. Scott

Title: President and Chief Executive Officer

LENDER:

SYNCHRON

By: /s/ Gregory L. Tanner

Name: Gregory L. Tanner

Title: Treasurer

[Signature Page to Promissory Note]

4851-4942-3869.v5